UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 9, 2008

Gilead Sciences, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-19731	94-3047598
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

333 Lakeside Drive, Foster City, California		94404
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650-574-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

On November 1, 2008, Paul Berg, Ph.D., a member of the Board of Directors of Gilead Sciences, Inc., a Delaware corporation (the Company) and on November 26, 2008, Gregg H. Alton, Senior Vice President and General Counsel, each entered into a new stock trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934 (Rule 10b5-1). Trading under these plans will commence during the first quarter of 2009 to the extent applicable trading criteria are satisfied. James M. Denny, the lead independent director of the Company’s Board of Directors, John C. Martin, PhD, Chairman, Board of Directors and Chief Executive Officer, John F. Milligan, PhD, President and Chief Operating Officer, Kevin Young, Executive Vice President, Commercial Operations, and Kristen M. Metza, Senior Vice President, Human Resources, previously established stock trading plans under Rule 10b5-1, and certain other officers and directors of the Company may do so in the future.

The information in this Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gilead Sciences, Inc.

December 9, 2008	By:	/s/ John F. Milligan, Ph.D.

Name: John F. Milligan, Ph.D.
Title: President and Chief Operating Officer